Exhibit 99.1

DNA X, Inc. Reports Full Year 2025 Financial Results

●	Completed acquisition of the DNA X cryptocurrency trading platform
●	Closed sale of the Company’s mobile device assets to NEXA in January 2026
●	Focused on enhancing the DNA X trading platform to prepare the platform for its initial growth phase

San Diego, California—(Newsfile Corp. – April 14, 2026) – DNA X, Inc. (Nasdaq: SONM), a provider of cryptocurrency trading services, today announced its financial results for the fourth quarter and full year ended December 31, 2025.

The company purchased the DNA X cryptocurrency trading platform business in December 2025, following the launch of the DNA X.us website in November 2025 that is now active. The platform is designed to take advantage of movements between pairs of cryptocurrencies and to allow clients to automate trading strategies that automatically take advantage of converging and diverging pairs of cryptocurrency values.

The Company completed the sale of its mobile device design and manufacturing business to NEXA Mobility, a private company in the hardware space on January 23, 2026. The sale allows the Company to focus on the DNA X trading platform and its growth potential. The purchase price of the assets was $15 million less customary working capital adjustments with $13.5 million being paid immediately and $1.5 million in cash to be paid in nine months. The company used the proceeds to repay debt and other obligations. The remaining cash will be used to support the DNA X trading business.

On January 23, 2026, the Company successfully rebranded itself as DNA X, Inc., from Sonim Technologies Inc. The stock ticker on Nasdaq remains SONM and our primary corporate offices remain in San Diego.

On January 30, 2026, our Chief Executive Officer and board member resigned and our Executive Chairman became the acting Chief Executive Officer. A new board member, Scott Walker, a co-founder of DNA Holdings (the company that sold us the DNA X trading platform), was appointed to the board on January 30, 2026. Scott brings vast expertise in the cryptocurrency trading industry.

“We have transitioned to an industry that we believe is in its infancy and provides us with great opportunities for growth.” said Mike Mulica, acting Chief Executive Officer. “We are very excited about the growth opportunity that we see in front of us.”

Fourth Quarter 2025 Financial Highlights:

●	Revenue: There was no revenue from continuing operations because revenue from our phone and hotspot operations was included in discontinued operations.

●	General & Administrative Expenses: Fourth-quarter general and administrative expenses for continuing operations were $1.2 million and were primarily due to legal costs for the acquisition of the DNA X trading platform, legal costs for the asset sale, and proxy costs for the special stockholders’ vote for the asset sale.

●	Cash Position: We ended the year with $1.3 million in cash from continuing operations. This cash plus cash proceeds from the asset sale will be used to support and grow the DNA X trading business.

2025 Business Highlights: We successfully purchased the DNA X trading platform and we positioned the Company to complete the sale of our mobile device assets in January 2026. These transitions allowed us to move away from the geo-political risks that drastically raised the costs to produce our phones and hotspots as we moved our production outside of China, became subject to tariffs, and as supply chain costs increased. Notable accomplishments include:

●	Integrated the DNA X trading business with our existing infrastructure

●	Began the integration of our phone and hotspot business with the Buyer to achieve a desired sale price for the asset sale that we completed in January 2026

●	Developed a transition plan to ensure that we have necessary leadership and expertise to manage the DNA X trading business once the phone and hotspot assets were sold

2026 Outlook: “We expect future growth in revenue, gross margin and profitability as we exit the monitoring and testing phase and begin marketing our trading platform to the public,” said Clay Crolius, CFO of DNA X. “With product enhancements and an increase in the number of cryptocurrencies that can be traded, we believe we are uniquely positioned to grow while increasing our margins.”

About DNA X, Inc. DNA X operates a decentralized finance (DeFi) protocol that automates trading on decentralized exchanges, including recurring and limit orders. For more information, visit https://ir.dna-x.global.

Media and Investor Relations Contact: Clay Crolius, DNA X, Inc. clay@dnax.global.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this press release that do not relate to matters of historical fact are forward-looking statements, including, without limitation, statements regarding the Company’s strategic transformation, the expected growth, performance and market opportunities of the DNA X trading platform, anticipated use of proceeds from the sale of the Company’s mobile device design and manufacturing business, and the Company’s future operations and financial performance.

These forward-looking statements are based on the Company’s current expectations and assumptions and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to: risks related to the Company’s ability to successfully integrate and operate the DNA X trading platform and achieve anticipated growth; the early-stage nature of the Company’s current business and the volatility of the cryptocurrency markets; the Company’s recent disposition of its mobile device design and manufacturing business; the Company’s ability to obtain or maintain sufficient liquidity to execute its business plan; potential delays or challenges in executing its strategic plans; general economic, market and industry conditions; and the Company’s ability to maintain compliance with Nasdaq listing requirements.

Additional information regarding these and other risks and uncertainties is included in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. The Company cautions you not to place undue reliance on forward-looking statements, which speak only as of the date of this press release, and undertakes no obligation to update such statements, except as required by law.

DNA X, INC.

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2025 and 2024

(IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)

	December 31, 2025	December 31, 2024
Assets
Cash and cash equivalents	$1,303	$5,343
Prepaid expenses and other current assets	676	—
Current assets held for sale	26,930	26,822
Total Current assets	28,909	32,165
Investment in DNA X, LLC	1,242	—
Deferred tax assets	1,441	64
Other assets	274	384
Non-current assets held for sale	12,032	7,126
Total assets	$43,898	$39,739
Liabilities and stockholders’ deficit
Accounts payable	4,030	738
Accrued liabilities	704	250
Promissory notes, net	5,065	—
Derivative liability on convertible note	171	—
Current liabilities held for sale	38,057	42,752
Total current liabilities	48,027	43,740
Income tax payable	2,598	1,699
Total liabilities	50,625	45,439
Commitments and contingencies	—	—

Redeemable common stock, $0.001 par value; 223,201 shares issued and outstanding; redemption value $1,228	1,228	—

Stockholders’ deficit
Common stock, $0.001 par value per share; 1,000,000,000 shares authorized: and 1,265,067 and 276,881 shares issued and outstanding at December 31, 2025 and 2024, respectively*	1	—
Preferred stock, $0.001 par value per share, 5,000,000 shares authorized: and no shares issued and outstanding at December 31, 2025 and 2024	—	—
Additional paid-in capital*	296,309	277,908
Accumulated deficit	(304,265)	(283,608)
Total stockholders’ deficit	(7,955)	(5,700)
Total liabilities, redeemable common stock, and stockholders’ deficit	$43,898	$39,739

*	Adjusted retroactively to reflect the 1-for-18 reverse stock split that became effective on October 28, 2025.

DNA X, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2025 and 2024

(IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)

	2025	2024
Continuing operations:
Net revenues	$—	$—
Cost of revenues	—	—
Gross profit	—	—
Operating expenses
General and administrative	5,406	3,100
Other	—	—
Total operating expenses	5,406	3,100
Net income (loss) from operations	(5,406)	(3,100)
Interest expense, net	(1,486)	(29)
Loss on extinguishment of debt	(161)	—
Other income (expense), net	(902)	246
Net loss from continuing operations before income taxes	(7,955)	(2,883)
Income tax expense from continuing operations	—	—
Net loss from continuing operations	(7,955)	(2,883)
Discontinued Operations:
Loss from discontinued operations, net of tax	(12,702)	(30,765)
Net loss	$(20,657)	$(33,648)
Net loss per share basic and diluted:
Continuing operations*	(11.00)	(11.00)
Discontinued operations*	(17.58)	(117.37)
Net loss*	$(28.58)	$(128.37)
Weighted-average shares used in computing net loss per share:
Basic and diluted*	722,689	262,118

*	Adjusted retroactively to reflect the 1-for-18 reverse stock split that became effective on October 28, 2025.